EXHIBIT 10.54



BANCO EXTERIOR ARGENTARIA, Av. Balboa, Esq. C/42 y 43, P.O.Box 8673 - Panama. Telephone (507) 227-1122. Fax: (507) 227-3663.

                                                                CENTRAL SERVICES

                                                     Panama, July 8, 1997

Messrs.
EZCONY TRADING CORP.
Panama

                                                     ATTN.: MR. DAVID DJEMAL H.

Gentlemen:

We are pleased to inform you that our Credit Committee has approved lending for a total of US$3,000,000 (three million U.S. dollars), upon the terms and conditions described below:

1)    AMOUNT:                   US$ 1,500,000 (three million U.S. dollars) (sic)
      USE:                      Mortgage loan
      MATURITY:                 Five years
      AMORTIZATION:             Fifty nine monthly installments of US$ 21,090,
                                to be applied to principal and interest, and a
                                final installment for the balance
      INTEREST RATE:            2% over PRIME RATE, adjustable monthly
      COMMISSIONS:              1%, charged a single time

2)    AMOUNT:                   US$ 1,000,000 (one million U.S. dollars)
      USE:                      Line for opening letters of credit and
                                negotiation of  collections,  with subsequent
                                financing in 120 days
      MATURITY:                 One year
      AMORTIZATION:             Two (2)  equal  installments  must be made for
                                each  provision,  at 90 and 120 days
      INTEREST RATE:            1.5% over PRIME RATE, adjustable monthly
      COMMISSIONS:              Standard for letters of credit and documentary
                                collections

3)    AMOUNT:                   US$ 500,000 (five hundred thousand U.S. dollars)
      USE:                      Line for opening letters of credit
      MATURITY:                 One year
      COMMISSIONS:              Standard for letters of credit

Follows a detailed description of the security under which we have approved the loans indicated above, totaling US$3,000,000:

/bullet/ First mortgage on real estate properties Nos. 12,449, 12,452, 12,459, and 12,460.
/bullet/ Pledge of US$ 500,000 time deposit.
/bullet/ Personal bond from Messrs. Moises Ezra Cohen, Ezra Cohen Itzhaky, David
         Djemal Homsany, Ezra Homsany Gateno, and Daniel Homsany Gateno. /bullet/ Bond from Ezcony Interamerica Inc. and New World Interactive Inc.
         companies.

These credit facilities shall be provided through a public document and a mercantile pledge contract over a time deposit.

The lines of credit and loans indicated above will remain in force and at your disposal provided you comply with the terms and conditions we have stipulated in this letter and maintain a financial position satisfactory to the Bank. Said terms and conditions may be modified at the Bank's option, by written notification which we will make not less than ten days in advance.

We would appreciate your acknowledging receipt hereof, as an acceptance of these credit transactions upon the conditions stipulated above, by signing the enclosed copy of this letter prior to July 24, 1997. Following that date, we will understand that you have not accepted the credit facilities we have approved and our undertaking will cease at that time. In that event, the approved credit facilities will cease to be at your disposal and this letter will be deemed null and void.

In closing, let us say that we remain at your disposal to clarify any questions you may have on the subject.

Sincerely yours,

                               BANCO EXTERIOR S.A.


(signed, illegible)                                     (signed, illegible)
ROGELIO ESKILDSEN                                       BRITTANNIA AMAYA
MANAGER                                                 OFFICER